MDU RESOURCES GROUP, INC.

                               TO

                      THE BANK OF NEW YORK
                 (Formerly IRVING TRUST COMPANY)

                              and

                      DOUGLAS J. MacINNES

                            Trustees




                 INSTRUMENT EFFECTING A CHANGE
                     IN INDIVIDUAL TRUSTEE




                   Dated as of April 30, 1999





             Supplemental to Indenture of Mortgage
                    dated as of May 1, 1939,
      as restated in the Forty-Fifth Supplemental Indenture
                    dated as of April 21, 1992



     THIS INSTRUMENT, dated as of the 30th day of April, 1999,

made by and among MDU RESOURCES GROUP, INC. (formerly MONTANA-

DAKOTA UTILITIES CO.), a corporation organized and existing under the laws of the State of Delaware, the post-office address of which is 918 East Divide Avenue, P.O. Box 5650, Bismarck, North

Dakota 58506-5650 (hereinafter sometimes called the "Company"),

THE BANK OF NEW YORK (formerly IRVING TRUST COMPANY), a

corporation organized and existing under the laws of the State of

New York and having its principal office at, and the post-office address of which is, 101 Barclay Street, New York, New York 10286

(hereinafter sometimes called the "Corporate Trustee"), and

DOUGLAS J. MacINNES, whose post-office address is 1784 W.

McGalliard Avenue, Hamilton, New Jersey  08610.



                      W I T N E S S E T H:

     WHEREAS, the Company has heretofore executed and delivered to The New York Trust Company and A. C. Downing, as Trustees, its

Indenture of Mortgage dated as of May 1, 1939 (which Indenture is hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder,

and to declare the terms and conditions upon which Bonds are to be issued under the Original Indenture; and, in accordance with the terms of the Original Indenture, (First), (Second), (Third),

(Fourth), (Fifth), (Sixth), (Seventh), (Eighth), (Ninth),

(Tenth), (Eleventh), (Twelfth), (Thirteenth), (Fourteenth),

(Fifteenth), (Sixteenth), (Seventeenth), (Eighteenth),

(Nineteenth), (Twentieth), (Twenty-First), (Twenty-Second),

(Twenty-Third), (Twenty-Fourth), (Twenty-Fifth), (Twenty-Sixth),

(Twenty-Seventh), (Twenty-Eighth), (Twenty-Ninth), (Thirtieth),

(Thirty-First), (Thirty-Second), (Thirty-Third), (Thirty-Fourth),

(Thirty-Fifth), (Thirty-Sixth), (Thirty-Seventh), (Thirty-

Eighth), (Thirty-Ninth), (Fortieth), (Forty-First), (Forty-

Second), (Forty-Third), (Forty-Fourth), (Forty-Fifth), (Forty-

Sixth), (Forty-Seventh) and (Forty-Eighth) Supplemental

Indentures dated, respectively, as of May 1, 1940, August 1,

1940, January 1, 1941, May 1, 1942, June 1, 1942, April 1, 1945,

September 1, 1945, October 1, 1947, October 2, 1947, November 1,

1947, August 1, 1948, December 1, 1948, March 26, 1951, April 1,

1951, June 1, 1951, June 2, 1951, June 1, 1954, September 1,

1954, November 1, 1958, December 1, 1958, September 1, 1962,

December 1, 1962, May 1, 1964, July 1, 1964, March 1, 1966, June

1, 1966, September 1, 1968, November 1, 1968, August 1, 1970,

October 1, 1970, August 1, 1972, October 15, 1972, August 1,

1974, October 15, 1974, October 1, 1976, August 10, 1977,

September 15, 1978, May 15, 1979, December 1, 1982, September 5,

1985, November 15, 1985, November 15, 1986, May 15, 1991, October

1, 1991, April 21, 1992, June 1, 1992, June 1, 1992 and June 1,

1992, supplemental to the Original Indenture, have heretofore been entered into between the Company and The New York Trust

Company, or one of its successors as Corporate Trustee, Chemical

Bank New York Trust Company, Chemical Bank or The Bank of New

York (either under that name or its former name, Irving Trust

Company), and A. C. Downing or one of his successors as

Individual Trustee, Henry J. Gertcher, Jr., John H. Baile, K.

Mehl, S. Lasher, D. W. May, J. A. Vaughan, Joseph J. Arney or W.

T. Cunningham as Individual Trustee; and

     WHEREAS, Part II of the (Forty-Fifth) Supplemental Indenture

contains a Restatement of the Original Indenture, as supplemented to April 21, 1992 (hereinafter called the "Restated Indenture");

and

     WHEREAS, Section 13.06 of the Restated Indenture, provides that the Company and the Corporate Trustee at any time, by an instrument in writing executed by them jointly, may remove the

Individual Trustee under the Original Indenture, or his

successor, and may appoint a successor to the Individual Trustee so removed; and

     WHEREAS, the Company and the Corporate Trustee now desire to exercise their joint right to remove W. T. Cunningham as

Individual Trustee and to appoint a successor Individual Trustee;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: The Company and

the Corporate Trustee, by this instrument hereby remove W. T.

Cunningham as the Individual Trustee under the Original Indenture and under each of said Supplemental Indentures, supplemental thereto, and do hereby appoint Douglas J. MacInnes as successor

Individual Trustee under the Original Indenture and under each of said Supplemental Indentures to succeed said W. T. Cunningham as

Individual Trustee, all effective as of the close of business on

April 30, 1999.

     The undersigned, Douglas J. MacInnes, does hereby accept his appointment by the Company and by the Corporate Trustee as

successor Individual Trustee under the Original Indenture and under each of said Supplemental Indentures, supplemental thereto,

to succeed said W. T. Cunningham, as Individual Trustee.

     Douglas J. MacInnes, without any further act, deed or

conveyance, shall be and hereby is fully vested with all of the estates, properties, rights, powers and trusts of his

predecessor, W. T. Cunningham, as Individual Trustee, in the trust created by the Original Indenture as amended and

supplemented by said Supplemental Indentures, with like effect as if originally named as original Trustee in the Original Indenture and in each of said Supplemental Indentures.

     This instrument may be simultaneously executed in any number of counterparts, and all of said counterparts executed and

delivered each as an original shall constitute but one and the same instrument.



     IN WITNESS WHEREOF, the Company and the Corporate Trustee

have caused this instrument to be executed by their proper

officers thereunto duly authorized and their respective corporate seals to be hereto duly affixed, and Douglas J. MacInnes has hereunto set his hand and seal, all as of the day and year first above written.

                              MDU RESOURCES GROUP, INC.



                              By  /s/ WARREN L. ROBINSON
                                   Warren L. Robinson
                                   Vice President, Treasurer and
                                   Chief Financial Officer



                              and  /s/ DOUGLAS W. SCHULZ
                                   Douglas W. Schulz
                                   Assistant Secretary
Executed by MDU Resources
Group, Inc. in the presence
of:
    /s/ SHEILA GLASS


    /s/ CYNTHIA J. NORLAND



                              THE BANK OF NEW YORK,
                                as Corporate Trustee


                              By  /s/ MICHAEL CULHANE
                                        Vice President
Executed by The Bank of
New York, as Corporate
Trustee, in the presence of:  and  /s/ SUZANNE J. MACDONALD
                                        Vice President

    /s/ MARYBETH LEWICKI


    /s/ ROBERT A. MASSIMILLO



                               /s/ DOUGLAS J. MACINNES  [L.S.]
                                    Douglas J. MacInnes

Executed by Douglas J.
MacInnes in the presence of:


    /s/ MARYBETH LEWICKI


    /s/ ROBERT A. MASSIMILLO


Receipt of an executed counterpart of the foregoing instrument is hereby acknowledged.


                              /s/ W. T. CUNNINGHAM
                              W.T. CUNNINGHAM, as resigning
                              Individual Trustee


Dated April 30, 1999


STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )

          On this 30th day of April, 1999, before me, a Notary Public within and for said County, personally appeared William T. Cunningham, to me known to be the resigning Individual Trustee described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

                              /s/ WILLIAM J. CASSELS
                              WILLIAM J. CASSELS
                              Notary Public State of New York
                              No. 01CA5027729
                              Qualified in Bronx County
                              Certificate filed in New York
                                County
                              Commission Expires May 16, 2000



STATE OF NORTH DAKOTA    )
                         )  ss.:
COUNTY OF BURLEIGH       )

     On this 30th day of April, 1999, before me, a Notary
Public within and for said County, personally appeared Warren L. Robinson and Douglas W. Schulz to me personally known to be respectively the Vice President, Treasurer and Chief Financial Officer and Assistant Secretary of MDU Resources Group, Inc., the corporation which executed the within instrument, and who, being each by me duly sworn, did say that they reside respectively at 1909 North Grandview Lane, Bismarck, N.D. 58501 and 2409 Jackson Avenue, Bismarck, N.D. 58501; that they are respectively the Vice President, Treasurer and Chief Financial Officer and Assistant Secretary of MDU Resources Group, Inc., the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said Warren L. Robinson and Douglas W. Schulz acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.

                               /s/ SHARON L. SABO
                               SHARON L. SABO
                      Notary Public, STATE OF NORTH DAKOTA
                      My Commission Expires FEB. 24, 2000


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

          On this 30th day of April, 1999, before me, a Notary Public within and for said County, personally appeared
Michael Culhane and Suzanne J. MacDonald, to me personally known to be respectively a Vice President and a Vice President of The Bank of New York, the corporation which executed the within instrument, and who, being each by me duly sworn, did say that they reside respectively at Brooklyn, New York and New York, New York; that they are respectively a Vice President and a Vice President of The Bank of New York, the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said
Michael Culhane and Suzanne J. MacDonald acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.

                              /s/ WILLIAM J. CASSELS

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

     Michael Culhane and Suzanne J. MacDonald, being duly sworn, on oath say that they are respectively a Vice President and a Vice President of The
Bank of New York, the Corporate Trustee named in the foregoing instrument; that each of them has knowledge of the facts in relation to the making and execution of said instrument, and that said instrument is made in good faith and without any design to hinder, delay or defraud creditors.

                              /s/ MICHAEL CULHANE


                              /s/ SUZANNE J. MACDONALD

Subscribed and sworn to
before me this 30th day of
April, 1999.

/s/ WILLIAM J. CASSELS
WILLIAM J. CASSELS
Notary Public State of New York
No. 01CA5027729
Qualified in Bronx County
Certificate filed in New York County
Commission Expires May 16, 2000


STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF NEW YORK  )

          On this 30th day of April, 1999, before me, a Notary Public within and for said County, personally appeared Douglas J. MacInnes, to me known to be the Individual Trustee described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.


                              /s/ WILLIAM J.CASSELS


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

     Douglas J. MacInnes, being duly sworn, on oath says that he is the Individual Trustee named in the foregoing instrument; that he has knowledge of the facts in relation to the making and execution of said instrument; and that said instrument is made in good faith and without any design to hinder, delay or defraud creditors.



                             /s/ DOUGLAS J. MACINNES
                                      Douglas J. MacInnes



Subscribed and sworn to before
me this 30th day of April, 1999.


/s/ WILLIAM J. CASSELS
WILLIAM J. CASSELS
Notary Public State of New York
No. 01CA5027729
Qualified in Bronx County
Certificate filed in New York County
Commission Expires May 16, 2000



                      MORTGAGOR'S RECEIPT

     The undersigned mortgagor company, MDU RESOURCES GROUP, INC., acknowledges that it has received from the Trustees named in the foregoing and attached instrument, without cost to the mortgagor and at the time of the execution of said instrument, a correct copy of the original thereof signed by the mortgagor and with all witnesses and acknowledgments shown thereon.

                         MDU RESOURCES GROUP, INC.


                         By  /s/ DOUGLAS W. SCHULZ
                              Douglas W. Schulz
                              Assistant Secretary



Dated:  May 3, 1999